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                            SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Duff & Phelps Utility and Corporate Bond Trust Inc. (the "Fund"), hereby certifies, to the best of his knowledge, that the Fund's Report on Form N-CSR for the period ended June 30, 2005 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated:  8/31/05
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       /s/ Nathan I. Partain
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Name:  Nathan I. Partain
Title: Principal Executive Officer


       /s/ Alan M. Meder
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Name:  Alan M. Meder
Title: Principal Financial Officer